Exhibit 99.3

POWER OF ATTORNEY

March 29, 2021

Each of the undersigned hereby constitutes and appoints each of Steven D. Lebowitz and Andrew Collins as the undersigned’s true and lawful authorized representative and attorney-in-fact to execute for, and on behalf of, the undersigned and to file with the U.S. Securities and Exchange Commission and any other authority: (1) any Forms 3, 4 and 5, and any amendments thereto, in accordance with Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), and the rules promulgated thereunder; and (2) any Schedules 13D and Schedules 13G, and any amendments thereto, in accordance with Section 13 of the 1934 Act and the rules promulgated thereunder, in each case with respect to any securities of Ebix, Inc. (and any successor thereto).

Each of the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned acknowledges that each of the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 16 or Section 13 or any other provision of the 1934 Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Forms 3, 4 and 5 or Schedules 13D or Schedules 13G with respect to any securities of Ebix, Inc. (or any successor thereto), unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of the date first written above.

	/s/ Steven D. Lebowitz	/s/ Andrew Lebowitz
	Steven D. Lebowitz	Andrew Lebowitz

	/s/ Deborah P. Lebowitz	/s/ Ashley Lebowitz
	Deborah P. Lebowitz	Ashley Lebowitz

	/s/ Lauren Lebowitz Salem	/s/ Leonard S. Pearlstein
	Lauren Lebowitz Salem	Leonard S. Pearlstein

	/s/ Robert Lebowitz	/s/ Susan Pearlstein
	Robert Lebowitz	Susan Pearlstein

	/s/ Kathryn Lebowitz Silverberg	/s/ Debra Paul
	Kathryn Lebowitz Silverberg	Debra Paul

The Lebowitz Family Stock, LLC

By	/s/ Steven D. Lebowitz
Name: Steven D. Lebowitz
Title: Authorized Signatory